EXHIBIT 99.1

FORTEGRA FINANCIAL ANNOUNCES 135.4% INCREASE IN NET INCOME FROM CONTINUING OPERATIONS

Jacksonville, FL - May 12, 2014 - Fortegra Financial Corporation (NYSE: FRF), an insurance services company offering a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies, reported its results for the quarter ended March 31, 2014, highlighted by the following results as compared to the quarter ended March 31, 2013:

•	Direct and assumed written premiums increased 24.5% to $101.5 million.

•	Total revenues from continuing operations increased 12.9% to $90.5 million.

•	Net revenues increased 16.3% to $29.0 million.

•	Income from continuing operations before non-controlling interests increased 83.5% to $3.8 million.

•	Net income from continuing operations increased 135.4% to $2.9 million, or $0.14 per diluted share.

•	Adjusted EBITDA from continuing operations increased 43.2% to $10.8 million.

•
On April 11, 2014, we increased our line of credit with Wells Fargo Bank, N.A. by $25.0 million to $100.0 million, extended the maturity by two years, and negotiated more favorable interest rates and unused line fees.

"We are pleased to report that the first quarter of 2014 was very successful. We posted strong financial results, continued to invest in the business and delivered on our operational objectives. The decision to sharpen the Company's focus on our payment protection, warranty and service contract products is already yielding results," said Richard S. Kahlbaugh, Chairman, President and Chief Executive Officer of Fortegra Financial. "We reported double-digit growth in both revenue and net income year-over-year, and delivered on our commitment to manage expenses. Direct and assumed written premiums rose substantially, up 24.5% over the prior year, and ProtectCELL posted impressive results. We are very encouraged with the momentum seen in the first quarter and we believe that we are well positioned for future growth and to meet the guidance we previously provided."

First Quarter 2014 Results
Total revenues from continuing operations increased $10.4 million, or 12.9%, to $90.5 million for the quarter ended March 31, 2014, compared to $80.2 million for the same period in 2013. The increase in revenues for 2014 includes organic growth of $5.2 million, and $5.2 million as a result of the accounting treatment required under purchase accounting for the ProtectCELL acquisition. The organic growth is primarily attributable to increases of $3.4 million in ceding commission and $1.8 million in net earned premiums from our payment protection products, and $3.6 million of higher service and administration fees from ProtectCELL products. These increases were partially offset by a $2.7 million decrease in motor club revenues and a $1.1 million decrease in our insurance client administrative revenues.

Net revenues, a Non-GAAP measure, increased $4.1 million, or 16.3%, to $29.0 million for the quarter ended March 31, 2014 compared to $24.9 million for the same period in 2013. This increase represents the organic growth in total revenues, partially offset by corresponding increases in net losses and loss adjustment expenses and member benefit claims.

Operating expenses, a Non-GAAP measure, decreased $0.5 million, or 2.4%, to $18.4 million for the quarter ended March 31, 2014 compared to $18.9 million for the same period in 2013. The 2013 amount included $1.2 million in non-recurring costs associated with the plan to consolidate certain functions within our operations (the "Plan"). The 2014 period included a $0.9 million increase in personnel costs of ProtectCELL resulting from adding staff during 2013 to support growth, partially offset by savings in other areas. Other operating expenses increased $0.2 million, or less than 2.0%, to $8.2 million for the quarter ended March 31, 2014 despite our double-digit revenue growth.

During the quarter ended March 31, 2014, we incurred a charge of $1.3 million related to the Creative Investigations Recovery Group, LLC ("CIRG") note receivable due to non-payment on the note.

Income from continuing operations before non-controlling interests for the quarter ended March 31, 2014 increased $1.7 million, or 83.5%, to $3.8 million compared to $2.0 million for the same period in 2013.

Net income attributable to Fortegra Financial Corporation (which includes the impact of discontinued operations) increased $0.4 million, or 16.2%, to $2.9 million for the quarter ended March 31, 2014 compared to $2.5 million for the same period in 2013. Earnings per diluted share attributable to Fortegra Financial Corporation increased 16.7% to $0.14 for the quarter ended March 31, 2014 compared to $0.12 for the same period in 2013. Our 2014 results include $0.9 million of expense, net of tax, or $0.04 per diluted share, from the allowance established against the CIRG note receivable, while our 2013 results include $0.8 million of expense, net of tax, or $0.04 per diluted share, from the Plan.

Balance Sheet
Total investments and cash and cash equivalents totaled $154.2 million at March 31, 2014 compared to $160.5 million at December 31, 2013. Unearned premiums were $249.4 million at March 31, 2014 compared to $256.4 million at December 31, 2013. Total debt outstanding at March 31, 2014 increased to $48.2 million compared to $38.3 million at December 31, 2013. Accrued expenses and accounts payable decreased to $43.1 million at March 31, 2014 compared to $53.0 million at December 31, 2013, and liabilities of discontinued operations decreased to $1.2 million at March 31, 2014 compared to $8.6 million at December 31, 2013. Stockholders' equity increased to $170.7 million at March 31, 2014 compared to $166.5 million at December 31, 2013.

Guidance
Based on the Company's performance for the first three months of 2014, management's operating assumptions for the remainder of the year and other factors, the Company is reiterating its 2014 guidance of net revenue growth of 7% to 9% and Adjusted EBITDA margin of 32% to 34%.  It should be noted that the Company typically experiences some margin pressure in its second quarter due to seasonality.

Conference Call Information
Fortegra Financial's executive management will host a conference call to discuss its first quarter results on Tuesday, May 13, 2014 at 8:30 a.m. Eastern Time.  To participate in the live call, dial (877) 407-3982 within the U.S., or (201) 493-6780 for international callers. A live audio webcast will also be available on the Investors page of the Company's website: http://www.fortegrafinancial.com. A replay of the call will be available beginning May 13, 2014 at 11:30 a.m. Eastern Time and ending on May 20, 2014 at 11:59 p.m. Eastern Time on the Company's website, and by dialing (877) 870-5176 in the U.S. or (858) 384-5517 for international callers. The pass code for the replay is 13581382.

Statistical Supplement
In addition, the Company has provided a statistical supplement, which can be accessed through the "Investor Relations" section of the Company's website at: http://www.fortegrafinancial.com.

About Fortegra Financial Corporation
Fortegra Financial Corporation (references in this report to "Fortegra Financial," "Fortegra," "we," "us," "the Company" or similar terms refer to Fortegra Financial Corporation and its subsidiaries), traded on the New York Stock Exchange under the symbol: FRF, is an insurance services company headquartered in Jacksonville, Florida. Fortegra offers a wide array of revenue enhancing products, including payment protection products, motor club memberships, service contracts, device and warranty services, and administration services, to our business partners, including insurance companies, retailers, dealers, insurance brokers and agents and financial services companies. Fortegra's brands include FortegraTM, Life of the South®, 4Warranty, ProtectCELLTM, Continental Car ClubTM, Auto Knight Motor ClubTM, United Motor ClubTM, ConsectaTM, Pacific Benefits GroupTM and South Bay Acceptance Corporation.

Use of Non-GAAP Financial Information
We may present certain additional financial measures related to our business that are "Non-GAAP measures" within the meaning of Regulation G under the Securities Act of 1934. We present these Non-GAAP measures to provide investors with additional information to analyze our performance from period to period.  Management also uses these measures to assess performance and to allocate resources in managing our businesses.  However, investors should not consider these Non-GAAP measures as a substitute for the financial information that we report in accordance with U.S. GAAP.  These Non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled Non-GAAP measures presented by other companies.

In this Earnings Release, we may present Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations. These financial measures are considered Non-GAAP financial measures and are not recognized terms under U.S. GAAP and should not be used as an indicator of, and are not an alternative to, net income or earnings per share as a measure of operating performance. Net income from continuing operations - Non-GAAP Basis generally means net income adjusted (on a tax-effected basis) by transaction costs associated with acquisitions, stock-based compensation, restructuring expenses, and unusual or non-recurring charges and items that affect comparability of results. Non-GAAP earnings per share from continuing operations - basic and diluted adjust for the impact of the Non-GAAP adjustments to net income, net of tax, on a per share basis. Net revenues are total revenues less net losses and loss adjustment expenses, member benefit claims, and commission expenses. Operating expenses are the sum of personnel costs and other operating expenses. EBITDA from continuing operations is net income before interest expense, income taxes, net income attributable to non-controlling interests, depreciation and amortization. Adjusted EBITDA from continuing operations means "Consolidated Adjusted EBITDA", which is defined under our credit facility with Wells Fargo Bank, N.A. and which generally means consolidated net income before net income attributable to non-controlling interests, consolidated interest expense, consolidated amortization expense, consolidated depreciation expense and consolidated income tax expense, relating to continuing operations. The other items excluded in this calculation may include if applicable, but are not limited to, specified acquisition costs, impairment of goodwill and other non-cash charges, stock-based compensation expense, and unusual or non-recurring charges and items that affect comparability of results. The calculations presented in the tables "RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)" do not give effect to certain additional adjustments permitted under our credit facility, which if included, would increase the amount of Adjusted EBITDA from continuing operations reflected in this table. We believe presenting Net Income from continuing operations - Non-

GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenue, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations provides investors with supplemental financial measures of our operating performance.
In addition to the financial covenant requirements under our credit facility, management uses Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, Net revenues, Operating expenses, EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures of operating performance for planning purposes, which may include, but are not limited to, the preparation of budgets and projections, the determination of bonus compensation for executive officers, the analysis of the allocation of resources and the evaluation of the effectiveness of business strategies. We measure Net revenue as another means of understanding product contributions to our results. We measure Operating expenses to reconcile from Net revenues to EBITDA. Although we use EBITDA from continuing operations and Adjusted EBITDA from continuing operations as financial measures to assess the operating performance of our business, both measures have significant limitations as analytical tools because they exclude certain material expenses. For example, they do not include interest expense and the payment of income taxes, which are both necessary elements of our costs and operations. Since we use property and equipment to generate revenues, depreciation expense is a necessary element of our costs. In addition, the omission of amortization expense associated with our intangible assets further limits the usefulness of this financial measure. Management believes the inclusion of the adjustments to EBITDA from continuing operations to derive Adjusted EBITDA from continuing operations are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because EBITDA from continuing operations and Adjusted EBITDA from continuing operations do not account for these expenses, their utility as financial measures of our operating performance has material limitations. Due to these limitations, management does not view EBITDA from continuing operations and Adjusted EBITDA from continuing operations in isolation or as primary financial performance measures.
We believe Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations are frequently used by securities analysts, investors and other interested parties in the evaluation of similar companies in similar industries and to measure the company's ability to service its debt and other cash needs. Because the definitions of Net income from continuing operations - Non-GAAP Basis, Non-GAAP Earnings per share from continuing operations - basic and diluted, EBITDA from continuing operations and Adjusted EBITDA from continuing operations (or similar financial measures) may vary among companies and industries, they may not be comparable to other similarly titled financial measures used by other companies.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained or referred to in this press release (including statements regarding: the Company's guidance related to net revenue growth and Adjusted EBITDA margins, the impact of seasonality on EBITDA margins, management's operating assumptions, the Company being well positioned for future growth, the efficiency and flexibility of our business under our new operating structure, the size of the market opportunity resulting from our competitor's announced exit from a segment of the payment protection market, and the level of contribution of our recently introduced products to our revenue growth in 2014) are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. We believe these factors include, but are not limited to, those described under Item 1A. - "Risk Factors" in Fortegra's most current Annual Report on Form 10-K and most current Quarterly Report on Form 10-Q, and any amendments to those reports. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether the result of new information, future developments or otherwise, except as may be required by law.

Further information concerning Fortegra and its business, including factors that potentially could materially affect Fortegra's financial results, is contained in Fortegra's filings with the SEC, which are available free of charge at the SEC's website at http://www.sec.gov and from Fortegra's website in the "Investor Relations" section under "SEC Filings" at http://www.fortegrafinancial.com.

Contacts:
Stephanie Gannon
(904) 352-2759
investor.relations@fortegra.com

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Revenues:
Service and administrative fees	$43,968	$38,858
Ceding commissions	10,549	7,163
Net investment income	707	903
Net realized investment gains	1	7
Net earned premium	34,928	33,142
Other income	375	91
Total revenues	90,528	80,164

Expenses:
Net losses and loss adjustment expenses	10,826	10,535
Member benefit claims	10,671	9,366
Commissions	40,071	35,362
Personnel costs	10,191	10,797
Other operating expenses	8,225	8,075
Depreciation and amortization	1,249	1,177
Amortization of intangibles	1,317	1,468
Interest expense	920	853
Loss on note receivable	1,317	—
Total expenses	84,787	77,633
Income from continuing operations before income taxes	5,741	2,531
Income taxes - continuing operations	1,982	482
Income from continuing operations before non-controlling interests	3,759	2,049
Discontinued operations:
Income from discontinued operations - net of tax	—	1,262
Discontinued operations - net of tax	—	1,262
Net income before non-controlling interests	3,759	3,311
Less: net income attributable to non-controlling interests	861	818
Net income attributable to Fortegra Financial Corporation	$2,898	$2,493

Earnings per share - Basic:
Net income from continuing operations - net of tax	$0.15	$0.06
Discontinued operations - net of tax	—	0.07
Net income attributable to Fortegra Financial Corporation	$0.15	$0.13

Earnings per share - Diluted:
Net income from continuing operations - net of tax	$0.14	$0.06
Discontinued operations - net of tax	—	0.06
Net income attributable to Fortegra Financial Corporation	$0.14	$0.12

Weighted average common shares outstanding:
Basic	19,651,256	19,556,743
Diluted	20,436,442	20,625,041

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME - Discontinued Operations (Unaudited)
(All Amounts in Thousands)

For the Three Months Ended
March 31, 2013
Income from discontinued operations:
Revenues:
Brokerage commissions and fees	$9,731
Net investment income	6
Total revenues	9,737

Expenses:
Personnel costs	5,049
Other operating expenses	1,342
Depreciation and amortization	141
Amortization of intangibles	480
Interest expense	591
Total expenses	7,603
Income from discontinued operations before income taxes	2,134
Income taxes - discontinued operations	872
Income from discontinued operations - net of tax	$1,262

FORTEGRA FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(All Amounts in Thousands Except Share and Per Share Amounts)

	At
	March 31, 2014	December 31, 2013
Assets:
Investments:
Fixed maturity securities available-for-sale, at fair value	$135,726	$131,751
Equity securities available-for-sale, at fair value	6,660	6,198
Short-term investments	871	871
Total investments	143,257	138,820
Cash and cash equivalents	10,974	21,681
Restricted cash	17,852	17,293
Accrued investment income	1,083	1,175
Notes receivable, net	15,912	11,920
Accounts and premiums receivable, net	20,526	18,702
Other receivables	28,376	33,409
Reinsurance receivables	210,900	215,084
Deferred acquisition costs	71,662	78,042
Property and equipment, net	13,898	14,332
Goodwill	73,701	73,701
Other intangible assets, net	47,856	49,173
Other assets	6,482	6,307
Assets of discontinued operations	791	791
Total assets	$663,270	$680,430

Liabilities:
Unpaid claims	$36,632	$34,732
Unearned premiums	249,353	256,380
Policyholder account balances	23,008	23,486
Accrued expenses, accounts payable and other liabilities	43,142	53,035
Income taxes payable	1,762	2,842
Deferred revenue	69,358	76,927
Notes payable	13,165	3,273
Preferred trust securities	35,000	35,000
Deferred income taxes, net	19,960	19,659
Liabilities of discontinued operations	1,236	8,603
Total liabilities	492,616	513,937

Stockholders' Equity:
Preferred stock	—	—
Common stock	213	209
Treasury stock	(8,014)	(8,014)
Additional paid-in capital	99,687	99,398
Accumulated other comprehensive loss, net of tax	(2,622)	(3,665)
Retained earnings	75,430	72,532
Stockholders' equity before non-controlling interests	164,694	160,460
Non-controlling interests	5,960	6,033
Total stockholders' equity	170,654	166,493
Total liabilities and stockholders' equity	$663,270	$680,430

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET REVENUES, OPERATING EXPENSES, EBITDA FROM CONTINUING OPERATIONS AND
ADJUSTED EBITDA FROM CONTINUING OPERATIONS
(All Amounts in Thousands, except for percentages)

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - NET REVENUES
	For the Three Months Ended
	March 31, 2014	March 31, 2013
Total revenues	$90,528	$80,164
Less :
Net losses and loss adjustment expenses	10,826	10,535
Member benefit claims	10,671	9,366
Commissions	40,071	35,362
Net revenues	$28,960	$24,901

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - OPERATING EXPENSES
	For the Three Months Ended
	March 31, 2014	March 31, 2013
Personnel costs	$10,191	$10,797
Other operating expenses	8,225	8,075
Operating expenses	$18,416	$18,872

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION - EBITDA FROM CONTINUING OPERATIONS AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
	For the Three Months Ended
	March 31, 2014	March 31, 2013
Income from continuing operations before non-controlling interests	$3,759	$2,049
Depreciation	1,249	1,177
Amortization of intangibles	1,317	1,468
Interest expense	920	853
Income taxes	1,982	482
EBITDA from continuing operations	9,227	6,029
Transaction costs (1)	10	86
Restructuring expenses	—	1,154
Stock-based compensation expense	290	304
Loss on note receivable	1,317	—
Adjusted EBITDA from continuing operations	$10,844	$7,573

EBITDA from continuing operations margin (2)	31.9%	24.2%
Adjusted EBITDA from continuing operations margin (3)	37.4%	30.4%

(1) Represents transaction costs associated with acquisitions.
(2) EBITDA from continuing operations margin is calculated by dividing EBITDA from continuing operations by Net Revenues.
(3) Adjusted EBITDA from continuing operations margin is calculated by dividing Adjusted EBITDA from continuing operations by Net Revenues.

FORTEGRA FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION (Unaudited)
NET INCOME FROM CONTINUING OPERATIONS - NON-GAAP BASIS
AND NON-GAAP EARNINGS PER SHARE FROM CONTINUING OPERATIONS
(All Amounts in Thousands Except Share and Per Share Amounts)

	For the Three Months Ended
	March 31, 2014	March 31, 2013

Income from continuing operations before non-controlling interests	$3,759	$2,049
Less: net income attributable to non-controlling interests	861	818
Net income from continuing operations	2,898	1,231

Non-GAAP Adjustments, net of tax *
Transaction costs associated with acquisitions (1)	10	86
Stock-based compensation	189	197
Loss on note receivable	857	—
Restructuring expenses	—	747
Total Non-GAAP adjustments, net of tax	1,056	1,030
Net income from continuing operations - Non-GAAP basis	$3,954	$2,261

Earnings per share - Basic:
GAAP earnings per share from continuing operations - basic	$0.15	$0.06
Non-GAAP adjustments, net of tax	0.05	0.05
Non-GAAP earnings per share from continuing operations - basic	$0.20	$0.11

Earnings per share - Diluted:
GAAP earnings per share from continuing operations - diluted	$0.14	$0.06
Non-GAAP adjustments, net of tax	0.05	0.05
Non-GAAP earnings per share from continuing operations - diluted	$0.19	$0.11

Weighted average common shares outstanding:
Basic	19,651,256	19,556,743
Diluted	20,436,442	20,625,041

* - Tax effected at approximately 35.0%.
(1) Adjustments not tax effected.
Note: Earnings per share amounts may not add or recalculate due to rounding.